As filed with the Securities and Exchange Commission on March 29, 2007

Registration No. 333-100847

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

South Carolina	6141	57-0669498
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 Pageland Highway

Lancaster, South Carolina 29720

(803) 285-4337

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert R. Dunn

President, Chief Executive Officer and Chief Restructuring Officer

The Thaxton Group, Inc.

1601 Pageland Highway

Lancaster, South Carolina 29720

(803) 416-5146

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gus M. Dixon

Nelson Mullins Riley & Scarborough, LLP

P.O. Box 11070

Columbia, South Carolina 29211-1070

(803) 255-9491

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.☐

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-1 (Registration No. 333-100847) of The Thaxton Group, Inc. (the “Company”), pertaining to the registration of up to $125,000.00 aggregate offering price of debt securities (the “Securities”), to which this Post-Effective Amendment No. 2 relates, was originally filed with the Securities and Exchange Commission on October 30, 2002, and amended, among other amendments, by Post-Effective Amendment No. 1 filed April 15, 2003.

The Company terminated the offer and sale of the Securities on September 29, 2003. On October 17, 2003, the Company and most of its subsidiaries filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

This Post-Effective Amendment No. 2 is being filed with the Securities and Exchange Commission to remove from registration all remaining Securities registered under the Registration Statement that were not sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 29, 2007.

THE THAXTON GROUP, INC.

/s/ Robert R. Dunn
Robert R. Dunn President, Chief Executive Officer and Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 29, 2007.

Signature	Title

/S/ ROBERT R. DUNN Robert R. Dunn	President, Chief Executive Officer, Chief Restructuring Officer and Director – Principal Executive Officer

/S/ DAN CASSAW Dan Cassaw	Vice President, Secretary and Treasurer – Principal Financial and Accounting Officer

/S/ LARRY W. SINGLETON Larry W. Singleton	Director

/S/ JOHN E. HAAS John E. Haas	Director